EXHIBIT 99.2

NOTICE OF WITHDRAWAL

MIDWEST BANC HOLDINGS, INC.

WITH RESPECT TO THE
OFFER TO EXCHANGE

Common Stock of Midwest Banc Holdings, Inc. for any and all of the Issued and
Outstanding Depositary Shares Representing its Series A Noncumulative
Redeemable Convertible Perpetual Preferred Stock

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 13, 2010 UNLESS THE
EXCHANGE OFFER IS EXTENDED OR TERMINATED.

The undersigned acknowledges receipt of the prospectus dated December 3, 2009 (the “Prospectus”) of Midwest Banc Holdings, Inc. (the “Company”), a Delaware corporation, for the offer to exchange up to 17,250,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for outstanding Depositary Shares, $25.00 liquidation amount per share, each representing a 1/100th fractional interest in a share of the Company’s Series A Noncumulative Redeemable Convertible Perpetual Preferred Stock that are validly tendered and not properly withdrawn under the terms and conditions set forth in the Prospectus. All withdrawals of Depositary Shares previously tendered in the Exchange Offer (as defined in the Prospectus) must comply with the procedures described in the Prospectus under “The Exchange Offer — Withdrawal of Tenders.”

The undersigned has identified below the Depositary Shares that it is withdrawing from the Exchange Offer:

Description of Depositary Shares Withdrawn

Number of Depositary Shares to be withdrawn:

Date(s) such Depositary Shares were tendered:*

TOTAL LIQUIDATION AMOUNT OF DEPOSITARY SHARES WITHDRAWN:

*If any Depositary Shares were tendered through The Depository Trust Company (DTC), please provide the DTC Participant Number.

THIS FORM SHOULD ONLY BE USED FOR WITHDRAWALS OF DEPOSITARY SHARES DELIVERED THROUGH DTC IF THE UNDERSIGNED NEEDS TO WITHDRAW DEPOSITARY SHARES ON THE FINAL DAY OF THE EXCHANGE OFFER AND WITHDRAWAL THROUGH DTC IS NO LONGER AVAILABLE. OTHERWISE, THE DTC FORM OF WITHDRAWAL SHOULD BE USED FOR SUCH DEPOSITARY SHARES.

You may transmit this Notice of Withdrawal to the Exchange Agent, Illinois Stock Transfer Company, at the address listed on the back of the Prospectus.

This Notice of Withdrawal must be signed below by the registered holder(s) of the Depositary Shares tendered as its or their names appear on the certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with the Letter of Transmittal used to tender such Depositary Shares. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name(s):

Account Number(s):

Signature(s):

Capacity (full title):

Address (including Zip Code):

Area Code and Telephone Number:

Tax Identification or Social Security No.:

Dated:   , 20__

DTC Participant Number (applicable for Depositary Shares tendered through DTC only)

The Company will determine all questions as to the validity, form and eligibility (including time of receipt) of any Notice of Withdrawal in its sole discretion, and its determination shall be final and binding. None of the Company, the Exchange Agent, the Information Agent (each as defined in the Prospectus) or any other person is under any duty to give notice of any defects or irregularities in any Notice of Withdrawal and none of them will incur any liability for failure to give any such notice.